SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

December 14, 2000

AdvancePCS
(formerly known as Advance Paradigm, Inc.)
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21447	75-2493381
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 North O’Connor Boulevard
Suite 1600
Irving, Texas 75039
(Address and Zip Code of Principal Executive Offices)

(469) 420-6000
(Registrant’s telephone number, including area code)

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
SIGNATURES
Index to Exhibits
EX-23.1 Consent of Independent Public Accountants
EX-99.1 Selected Consolidated Financial Data

Item 5. Other Events.

      In accordance with requirements of the Securities and Exchange Commission, AdvancePCS is providing selected Consolidated Financial Data, Management’s Discussion and Analysis of Financial Condition and Results of Operations and Consolidated Financial Statements to give effect to the acquisition of First Florida International Holdings, Inc. (“FFI”), Phoenix Communications International, Inc., Innovative Pharmaceutical Strategies, Inc., HMN Health Services, Inc., and Mature Rx Plus of Nevada, Inc. pursuant to an Agreement and Plan of Merger and Reorganization, dated July 5, 2000. The accompanying consolidated financial statements include the combined operations of AdvancePCS and FFI for all periods presented.

Item 7. Financial Statements and Exhibits.

      The following financial statements are being provided in accordance with the instructions to this item.

(a)	Selected Consolidated Financial Data and Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Selected Consolidated Financial Data

Management’s Discussion and Analysis of Financial Condition and Results of Operations

(b)	Consolidated Financial Statements of the Registrant.

Report of Independent Public Accountants

Consolidated Balance Sheets as of March 31, 1999 and 2000

Consolidated Statements of Operations for fiscal years ended March 31, 1998, 1999, and 2000

Consolidated Statements of Stockholders’ Equity for the fiscal years ended March 31, 1998, 1999, and 2000

Consolidated Statements of Cash Flows for the fiscal years ended March 31, 1998, 1999 and 2000

Notes to Consolidated Financial Statements

Report of Independent Public Accountants on Financial Statement Schedule

Schedule II. Valuation and Qualifying Accounts for the fiscal years Ended March 31, 1998, 1999, and 2000

(c)	Exhibit

23.1	Consent of Independent Public Accountants.

99.1	Selected Consolidated Five Year Summary Financial Data, Management’s Discussion and Analysis of Financial Condition and Results of Operations, Consolidated Financial Statements of AdvancePCS and its subsidiaries for the three-year period ended March 31, 2000, and Schedule II, Valuation and Qualifying Accounts for the three-year period ended March 31, 2000.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCEPCS

Date: December 14, 2000	By: /s/ T. Danny Phillips

Name: T. Danny Phillips

Title: Chief Financial Officer and Executive Vice President

INDEX TO EXHIBITS

Exhibit
Number	Description

23.1	Consent of Independent Public Accountants.

99.1	Selected Consolidated Five Year Summary Financial Data, Management’s Discussion and Analysis of Financial Condition and Results of Operations, Consolidated Financial Statements of AdvancePCS and its subsidiaries for the three-year period ended March 31, 2000, and Schedule II, Valuation and Qualifying Accounts for the three-year period ended March 31, 2000.